UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 8, 2007

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

      On February 8, 2007 Central Vermont issued the following news release:

"NEWS RELEASE

Investor Relation Contact: Ann Warrell (802) 747-5697
Media Contact: Steve Costello (802) 747-5427    (802) 742-3062 (beeper)
For Immediate Release: February 8, 2007

Central Vermont Public Service Issues 2007 Earnings Guidance

RUTLAND, Vt. -- Central Vermont Public Service (NYSE: CV) issued 2007 earnings guidance today, stating that for the year, the company anticipates earnings in the range of $1.60 to $1.70 per diluted share of common stock. As part of a 2006 rate agreement approved by the Vermont Public Service Board, the company's allowed rate of return is capped at 10.75 percent for 2007.

"Based on the budget that the CVPS Board of Directors has approved, expected sales volume, our recent rate increase, and planned capital investments in the distribution and transmission system, we expect solid improvement in earnings from continuing operations," said CVPS Chief Financial Officer Pamela Keefe.

"Over the past 18 months, CVPS has made significant strides to restore its financial health," said President and CEO Bob Young. "We will continue our long-term strategy to strengthen the business by building rate base, which will maintain superior system reliability for our customers."

CVPS will release its 2006 year-end earnings results after the market closes on Tuesday, March 13. Mr. Young and Ms. Keefe will host an earnings conference call on Wednesday, March 14, at 2 p.m. At that time, they will discuss the company's financial results, as well as progress made toward achieving its long-term strategy.

Interested parties may listen to the conference call live on the Internet by selecting the "Year-end 2006 Central Vermont Public Service Earnings Conference Call" link on the company's homepage at www.cvps.com. An audio archive of the call will be available March 14 at approximately 4 p.m. EST at the same location or by dialing 1-888-286-8010 and entering passcode 66213152.

CVPS is Vermont's largest electric utility, serving more than 155,000 customers statewide. CVPS's non-regulated subsidiary, Catamount Resources Corporation, sells and rents electric water heaters through a subsidiary, SmartEnergy Water Heating Services.

Forward-Looking Statements

Statements contained in this press release that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from the liability established by the Private Securities Litigation Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Actual results will depend, among other things, upon the actions of regulators, performance of the Vermont Yankee nuclear power plant, effects of and changes in weather and economic conditions, volatility in wholesale electric markets and our ability to maintain our current credit ratings. These and other risk factors are detailed in CV's Securities and Exchange Commission filings. CV cannot predict the outcome of any of these matters; accordingly, there can be no assurance that such indicated results will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this press release. CV does not undertake any obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this press release.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Pamela J. Keefe Vice President, Chief Financial Officer, and Treasurer

February 8, 2007